Exhibit 10.2
JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this “Agreement”), dated as of August 16, 2023, is entered into between BRAINIUM STUDIOS, LLC, an Oregon limited liability company (the “New Subsidiary”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement dated as of June 24, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 13, 2022, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of August 9, 2022, as further amended by that certain Amendment No. 3 to Credit Agreement, dated as of August 16, 2023 and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among PLAYSTUDIOS, INC., a Delaware corporation, as Holdings, PLAYSTUDIOS US LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
The New Subsidiary and the Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows:
1.The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a “Loan Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification), and (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article X of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 and 10.13 of the Credit Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
2.If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.
3.The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:
Brainium Studios, LLC
10150 Covington Cross Drive
Las Vegas, NV 89144
Attention: Scott Peterson, CFO

4.The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.
5.This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
6.THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

BRAINIUM STUDIOS, LLC,
as the New Subsidiary

By:	/s/ Scott Peterson
Name:	Scott Peterson
Title:	Authorized Representative

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:	/s/ Grace Mahood
Name:	Grace Mahood
Title:	Authorized Signatory
[Signature Page to Joinder Agreement]